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                                                                     EXHIBIT 4.3



                      RESALE REGISTRATION RIGHTS AGREEMENT

                                      among

                               RADISYS CORPORATION

                                       and

                         SG COWEN SECURITIES CORPORATION

                         BANC OF AMERICA SECURITIES LLC

                                J.P. MORGAN & CO.

                            FIRST SECURITY VAN KASPER

                           DATED AS OF AUGUST 9, 2000


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                 RESALE REGISTRATION RIGHTS AGREEMENT, dated as of August 9,
2000, between RadiSys Corporation, an Oregon corporation (together with any successor entity, herein referred to as the "Issuer"), and SG Cowen Securities Corporation, Banc of America Securities LLC, J.P. Morgan & Co. and First Securities Van Kasper (collectively, the "Initial Purchasers").

                 Pursuant to the Purchase Agreement, dated August 3, 2000, between the Issuer and the Initial Purchasers (the "Purchase Agreement"), the Initial Purchasers have agreed to purchase from the Issuer up to $100,000,000 ($120,000,000 if the Initial Purchasers exercise the over-allotment option in full) in aggregate principal amount of 5-1/2% Convertible Subordinated Notes due 2007 (the "Notes"). The Notes will be convertible into fully paid, nonassessable common stock of the Issuer (the "Common Stock") on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchasers to purchase the Notes, the Issuer has agreed to provide the registration rights set forth in this Agreement pursuant to Section 6(o) of the Purchase Agreement.

                 The parties hereby agree as follows:

                 1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

                 ADVICE: As defined in Section 4(c)(ii) hereof.

                 AGREEMENT: This Resale Registration Rights Agreement.

                 BLUE SKY APPLICATION: As defined in Section 6(a) hereof.

                 BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

                 BUSINESS DAY: A day other than a Saturday or Sunday or any federal holiday in the United States.

                 CLOSING DATE: The date of this Agreement.

                 COMMISSION: Securities and Exchange Commission.

                 COMMON STOCK: As defined in the preamble hereto.

                 DAMAGES PAYMENT DATE: Each Interest Payment Date. For purposes of this Agreement, if no Notes are outstanding, "Damages Payment Date" shall mean each February 15 and August 15.

                 EFFECTIVENESS PERIOD: As defined in Section 2(a)(iii) hereof.

                 EFFECTIVENESS TARGET DATE: As defined in Section 2(a)(ii) hereof.

                 EXCHANGE ACT: Securities Exchange Act of 1934, as amended.

                 HOLDER: A Person who owns, beneficially or otherwise, Transfer Restricted Securities.


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                 INDEMNIFIED HOLDER: As defined in Section 6(a) hereof.

                 INDENTURE: The Indenture, dated as of August 9, 2000, between the Issuer and U.S. Trust Company, National Association, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

                 INITIAL PURCHASERS: As defined in the preamble hereto.

                 INTEREST PAYMENT Date: As defined in the Indenture.

                 ISSUER: As defined in the preamble hereto.

                 LIQUIDATED DAMAGES: As defined in Section 3(a) hereof.

                 MAJORITY OF HOLDERS: Holders holding over 50% of the aggregate principal amount of Notes outstanding; PROVIDED that, for purpose of this definition, a holder of shares of Common Stock which constitute Transfer Restricted Securities and issued upon conversion of the Notes shall be deemed to hold an aggregate principal amount of Notes (in addition to the principal amount of Notes held by such holder) equal to the product of (x) the number of such shares of Common Stock held by such holder and (y) the prevailing conversion price, such prevailing conversion price as determined in accordance with Section 12 of the Indenture.

                 NASD: National Association of Securities Dealers, Inc.

                 NOTES: As defined in the preamble hereto.

                 PERSON: An individual, partnership, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

                 PROSPECTUS: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                 QUESTIONNAIRE DEADLINE: As defined in Section 2(b) hereof.

                 RECORD HOLDER: With respect to any Damages Payment Date, each Person who is a Holder on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur. In the case of a Holder of shares of Common Stock issued upon conversion of the Notes, "Record Holder" shall mean each Person who is a Holder of shares of Common Stock which constitute Transfer Restricted Securities on the February 1 or August 1 immediately preceding the Damages Payment Date.

                 REGISTRATION DEFAULT: As defined in Section 3(a) hereof.



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                 SECURITIES ACT: Securities Act of 1933, as amended.

                 SHELF FILING DEADLINE: As defined in Section 2(a)(i) hereof.

                 SHELF REGISTRATION STATEMENT: As defined in Section 2(a)(i) hereof.

                 SUSPENSION PERIOD: As defined in Section 4(b)(i) hereof.

                 TIA: Trust Indenture Act of 1939, as in effect on the date the Indenture is qualified under the TIA.

                 TRANSFER RESTRICTED SECURITIES: Each Note and each share of Common Stock issued upon conversion of Notes until the earlier of:

                   (i) the date on which such Note or such share of Common Stock issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

                   (ii) the date on which such Note or such share of Common Stock issued upon conversion is transferred in compliance with Rule 144 under the Securities Act or may be sold or transferred pursuant to Rule 144 under the Securities Act (or any other similar provision then in force); or

                   (iii) the date on which such Note or such share of Common Stock issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

                 UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

                 2. SHELF REGISTRATION.

                 (a) The Issuer shall:

                   (i) not later than 90 days after the date hereof (the "Shelf Filing Deadline"), cause to be filed a registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof;

                   (ii) use its reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as practicable, but in no event later than 180 days after the date hereof (the "Effectiveness Target Date");

                   (iii) use its reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of



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     Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time for a period (the "Effectiveness Period") which is the earlier of:

                        (1) two years following the last date of original
                   issuance of the Notes; and

                        (2) such shorter period that will terminate when (x) all
                   of the Holders (other than Holders who are "affiliates" of the Issuer for purposes of Rule 144(k) under the Securities
                   Act) of Transfer Restricted Securities are able to sell all Transfer Restricted Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act or any successor rule thereto, (y) when all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (z) all Transfer Restricted Securities are registered under the Shelf Registration Statement and disposed of in accordance with the Shelf Registration Statement; and

                   (iv) upon receipt of a completed questionnaire after the time of effectiveness, as promptly as practicable but in any event within five Business Days of receipt of such questionnaire, file any amendments or supplements to the Shelf Registration Statement necessary for Holders identified in such questionnaire to be named as selling shareholders in the Prospectus contained therein, PROVIDED that nothing in this subsection (iv) shall supercede the Issuer's rights pursuant to Section 4(b)(i)(x).

                 (b) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Issuer in writing, such information as the Issuer may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws (the form of a questionnaire is attached hereto as Exhibit A.). Prior to the effectiveness of the Shelf Registration Statement, each Holder of Transfer Restricted Securities may furnish such information to the Issuer in writing no later than the 20th Business Day after receipt of a request from the Issuer therefor and the Issuer will include such information in the Shelf Registration Statement in a manner so that upon effectiveness, such Holders will be permitted to deliver the Prospectus to purchasers of such Holder's Notes and Common Stock. From and after the date the Shelf Registration Statement is first declared effective, upon receipt of a completed questionnaire (in the form attached hereto as Exhibit A), the Issuer will, as promptly as practicable but in any event within five Business Days of receipt as provided in Section 2(a)(iv) above, file any amendments or supplements to the Shelf Registration Statement necessary for Holders to be named as selling shareholders in the Prospectus contained therein to be permitted to deliver the Prospectus to purchasers of such Holder's Notes and Common Stock (subject to the Issuer's right to suspend the Shelf Registration Statement as described in Section


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4(b)(i)(x) below). In connection with all such requests for information from
Holders of Transfer Restricted Securities, the Issuer shall notify such Holders of the requirements set forth in the preceding sentence. HOLDERS THAT DO NOT COMPLETE AND DELIVER THE QUESTIONNAIRE IN A TIMELY MANNER WILL NOT BE NAMED AS SELLING SHAREHOLDERS IN THE PROSPECTUS. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make information previously furnished to the Issuer by such Holder not materially misleading.

                 3. LIQUIDATED DAMAGES.

                 (a)   If:

                   (i) the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

                   (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

                   (iii) subject to the provisions of Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

                   (iv) (x) on or after the 61st day of any Suspension Period, such suspension has not been terminated or (y) Suspension Periods exceed an aggregate of 90 days in any 360-day period,

(each such event referred to in foregoing clauses (i) through (iv), a "Registration Default"), the Issuer hereby agrees to pay liquidated damages ("Liquidated Damages") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured:

                        (A) in respect of the Notes, to each holder of Notes,
          (x) with respect to the first 90-day period during which a Registration Default shall have occurred and be continuing, in an amount per year equal to an additional 0.50% of the principal amount of the then-outstanding and not converted Notes, (y) with respect to the period from the 91st day following the day the Registration Default shall have occurred and be continuing until the earlier of (i) the 180th day following the day the Registration Default shall have occurred and (ii) the day on which the Registration Default has been cured, in an amount per year equal to an additional 0.25% of the principal amount of the then-outstanding and not converted Notes and
          (z) with respect to the period from the 181st day following the day the Registration Default shall have occurred until the day on which the Registration Default has been cured, in an amount


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          per annum equal to an additional 0.25% of the principal amount of the then-outstanding and not converted Notes; PROVIDED that in no event shall Liquidated Damages accrue at a rate per year exceeding 1.00% of the principal amount of the then-outstanding and not converted Notes; and


                        (B) in respect of any shares of Common Stock, to each holder of shares of Common Stock issued upon conversion of Notes, (x) with respect to the first 90-day period in which a Registration Default shall have occurred and be continuing, in an amount per year equal to 0.50% of the principal amount of the converted Notes, and (y) with respect to the period from the 91st day following the day the Registration Default shall have occurred and be continuing until the earlier of (i) the 180th day following the day the Registration Default shall have occurred and (ii) the day on which the Registration Default has been cured, in an amount per year equal to 0.25% of the principal amount of the converted Notes and (z) with respect to the period from the 181st day following the day the Registration Default shall have occurred until the day on which the Registration Default has been cured, in an amount per annum equal to an additional 0.25% of the principal amount of the converted Notes; PROVIDED that in no event shall Liquidated Damages accrue at a rate per year exceeding 1.00% of the sum of the principal amount of the converted Notes.

                 (b) All accrued Liquidated Damages shall be paid in arrears to Record Holders by the Issuer on each Damages Payment Date by wire transfer of immediately available funds or by federal funds check. Following the cure of all Registration Defaults relating to any particular Note or share of Common Stock, the accrual of Liquidated Damages with respect to such Note or share of Common Stock will cease.

                 All obligations of the Issuer set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

                 The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for such Registration Default.



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                 4. REGISTRATION PROCEDURES.

                 (a) In connection with the Shelf Registration Statement, the Issuer shall comply with all the provisions of Section 4(b) hereof and shall use its reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, shall as promptly as practicable prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

                 (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Issuer shall:

                   (i) Subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its reasonable efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause any the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period, the Issuer shall file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Issuer may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 60 days in any 90-day period (each such period, a "Suspension Period") if:

                            (x) an event occurs and is continuing as a result of
                   which the Shelf Registration Statement or the Prospectus which is a part thereof would, in the Issuer's judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                            (y) the Issuer reasonably determines that the
                   disclosure of such event at such time would have a material adverse effect on the business of the Issuer and its subsidiaries, if any, taken as a whole;

     PROVIDED that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period.

                   (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to


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     be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

                   (iii) Advise the underwriter(s), if any, and selling Holders promptly (but in any event within five Business Days) and, if requested by such Persons, to confirm such advice in writing:

                        (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

                        (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

                        (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                        (D) of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

     If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuer shall use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to the Initial Purchasers and each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

                 (iv) Furnish to each of the selling Holders and each of the underwriter(s), if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to any the


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     Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such holders and underwriter(s), if any, for a period of at least ten Business Days, and the Issuer will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by the Shelf Registration Statement or the underwriter(s), if any, shall reasonably object within five Business Days after the receipt thereof.

                   (v) Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, any underwriter participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuer as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Issuer's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness; PROVIDED, HOWEVER, that any information designated by the Company as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof.

                   (vi) If requested by any selling Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the "Plan of Distribution" of the Transfer Restricted Securities, (2) information with respect to the principal amount of Notes or number of shares of Common Stock being sold to such underwriter(s), (3) the purchase price being paid therefor and (4) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                   (vii) Furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).


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                   (viii) Deliver to each selling Holder and each of the
     underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), the Issuer hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

                   (ix) If an underwriting agreement is entered into and the registration is an Underwritten Registration, the Issuer shall:

                        (A) upon request, furnish to each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

                           (1) a certificate, dated the date of such closing,
            signed by the Chief Financial Officer of the Issuer confirming, as of the date thereof, the matters set forth in Section 6(i) of the Purchase Agreement and such other matters as such parties may reasonably request;

                           (2) opinions, each dated the date of such closing, of
            counsel to the Issuer covering such of the matters set forth in
            Section 6(c) of the Purchase Agreement as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities; and

                           (3) customary comfort letters, dated the date of such
            closing, from the Issuer's independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement), in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities;

                        (B) set forth in full in the underwriting agreement indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified; and

                        (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (ix).


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                 (x) Before any public offering of Transfer Restricted
     Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; PROVIDED, HOWEVER, that the Issuer shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if it is not now so subject.

                 (xi) Cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities made by such underwriter(s).

                 (xii) Use its reasonable efforts to cause the Transfer Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities.

                 (xiii) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its reasonable efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (xiv) Provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Notes that are in a form eligible for deposit with The Depository Trust Company.

                 (xv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.


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                 (xvi) Otherwise use its best efforts to comply with all
     applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act.

                 (xvii) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the trustee and the holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable efforts to cause the trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                 (xviii) Cause all Transfer Restricted Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Issuer are then listed or quoted.

                 (xix) Provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement.

                 (xx) If requested by the underwriters in an Underwritten Offering, make appropriate officers of the Issuer available to the underwriters for meetings with prospective purchasers of the Transfer Restricted Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Transfer Restricted Securities.

                 (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Issuer of the existence of any fact of the kind described in Section 4(b)(iii)(C) or (D) hereof, such Holder will, and will use its reasonable efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

                   (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xiii) hereof; or

                   (ii) such Holder is advised in writing (the "Advice") by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice of suspension.

                 5. REGISTRATION EXPENSES.

                 (a) All expenses incident to the Issuer's performance of or compliance with this Agreement shall be borne by the Issuer regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

                   (i) all registration and filing fees and expenses (including filings made by any Initial Purchasers or Holders with the NASD);

                   (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

                   (iii) all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Notes, and related messenger and delivery services and telephone expenses, if any);

                   (iv) all fees and disbursements of counsel to the Issuer and, subject to Section 5(b) below, the Holders of Transfer Restricted Securities;

                   (v) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                   (vi) all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

                 The Issuer shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

                 (b) In connection with the Shelf Registration Statement required by this Agreement, the Issuer shall reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, which shall be Simpson Thacher & Bartlett, or such other counsel as may be chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared.

                 6. INDEMNIFICATION AND CONTRIBUTION.

                 (a) The Issuer shall indemnify and hold harmless each Holder, such Holder's officers, employees representatives and agents and each person, if any, who controls such Holder within the meaning of the Securities Act (collectively the "Indemnified Holders" and each an "Indemnified Holder") against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

                   (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Issuer (or based upon written information furnished by or on behalf of the Issuer expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "Blue Sky Application"); or

                   (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Holder promptly for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement in or alleged untrue statement or omission or alleged omission from the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Issuer by any Holder specifically for use therein. This indemnity agreement is not exclusive and will be in addition to any liability which the Issuer might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Indemnified Holder.

                 (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Issuer, its officers, employees, representatives, agents, directors and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act (collectively the "ISSUER INDEMNIFIED PARTIES" and each an "ISSUER INDEMNIFIED PARTY"), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer Indemnified Parties may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon:

                   (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

                   (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of a Holder specifically for use therein, and shall reimburse the Issuer Indemnified Party for any legal or other expenses reasonably incurred by such parties in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement is not exclusive and will be in addition to any liability which the Holders might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Issuer Indemnified Parties.

                 (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it did not otherwise learn of such action or has been materially prejudiced by such failure and, PROVIDED, FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless:

                   (i) the employment thereof at the indemnifying party's expense has been specifically authorized by the indemnifying party in writing,

                   (ii) both the indemnified party and the indemnifying party are actual or potential defendants and such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel, or

                   (iii) the indemnifying party has failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party within a reasonable time after notice from the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by SG Cowen if the indemnified parties under this Section 6 consist of any Indemnified Holders, or by the Issuer if the indemnified parties under this
     Section 6 consist of any Issuer Indemnified Parties.

Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 6(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there is a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                 (d) In any case in which an indemnifying party refuses or fails to assume the defense of a matter to which indemnification may be sought by an indemnified party hereunder, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 6 effected without its written consent if (i) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                 (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof:

                   (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer from the offering and sale of the Transfer Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Transfer Restricted Securities on the other, or

                   (ii) if the allocation provided by clause (6)(e)(i) is not permitted by applicable law or the indemnified party failed to give the notice under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer on the one hand and the Holders on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.

The relative benefits received by the Issuer on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under the Purchase Agreement (before deducting expenses) received by or on behalf of the Issuer as set forth in the table on the cover of the Offering Memorandum, dated August 3, 2000, on the one hand, bear to the total gross proceeds received by or on behalf of such Holder with respect to its sale of Transfer Restricted Securities on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and each Holder agree that it would not be just and equitable if the contributions pursuant to this Section 6(e) were determined by PRO RATA allocation (even if the several Holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 6(e) shall be deemed to include, for purposes of this Section 6(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6(e), no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it and distributed to the public were offered to the public less the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 6(e) are several and not joint.

                 7. RULE 144A. In the event the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

                 8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Holder may participate in any Underwritten Registration hereunder unless such Holder:

                   (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (such arrangements to include, but are not limited to, the Holder (w) being named as a selling shareholder in the related prospectus; (x) delivering a prospectus to purchasers; (y) being subject to certain of the civil liability provisions under the Securities Act in connection with such Holder's sales; and (z) being bound by the provisions of this Agreement which are applicable to such Holder (including certain indemnification rights and obligations)) and

                   (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

                 9. SELECTION OF UNDERWRITERS. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Issuer.

                 10. MISCELLANEOUS.

                 (a) REMEDIES. The Issuer acknowledges and agrees that any failure by the Issuer to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under Section 2 hereof. The Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) ADJUSTMENTS AFFECTING TRANSFER RESTRICTED SECURITIES. The Issuer shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

                 (c) NO INCONSISTENT AGREEMENTS. The Issuer will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Issuer has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

                 (d) AMENDMENTS AND WAIVERS. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of a Majority of Holders.

                 (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                   (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

                   (ii) if to the Issuer:

                              RadiSys Corporation
                              5445 NE Dawson Creek Drive
                              Hillsboro, Oregon 97124
                              Attention: David Cunningham, Esq.
                              With a copy to:

                              Stoel Rives LLP
                              900 SW 5th Avenue, Suite 2600
                              Portland, Oregon 97204
                              Attention: John R. Thomas, Esq.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and
(ii) nothing contained herein shall
be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

                 (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (h) SECURITIES HELD BY THE ISSUER OR THEIR AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Issuer or its "affiliates" (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                 (i) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (j) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                 (k) SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                              IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date first written above.

                                      RADISYS CORPORATION

                                      By: /s/ GLENFORD J. MYERS
                                          --------------------------------
                                          Name:
                                          Title

                                       SG COWEN SECURITIES CORPORATION
                                       BANC OF AMERICA SECURITIES LLC
                                       J.P. MORGAN & CO.
                                       FIRST SECURITY VAN KASPER
                                       By:  SG COWEN SECURITIES CORPORATION

                                      By: /s/ JOHN MOSLER
                                          --------------------------------
                                          Name:
                                          Title: